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                                                                Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Private Business, Inc. 2005 Long-Term Equity Incentive Plan of our report dated February 18, 2005, with respect to the 2004 and 2003 consolidated financial statements and schedule of Private Business, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP


Nashville, Tennessee
April 25, 2006